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                                                                     EXHIBIT 8.2


                        [JENKENS & GILCHRIST LETTERHEAD]

                                 July 20, 2001

FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C., 20007

Ladies and Gentlemen:

         We have acted as tax counsel to FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), in connection with the proposed merger (the "Merger") of MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), with and into FelCor and the registration of shares of the common stock of FelCor ("FelCor Common Shares") that may be issued pursuant to the Agreement and Plan of Merger (as proposed to be amended, the "Merger Agreement") dated as of May 9, 2001, as proposed to be amended by the form of First Amendment to Agreement and Plan of Merger filed as an exhibit to, and all as described in, Amendment No. 1 to Form S-4 Registration Statement (Commission File No. 333-62510) filed with the Securities and Exchange Commission (the "Commission") on July 20, 2001 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         Set forth below is our opinion and the assumptions and documents upon which we have relied in rendering our opinion.

         A.       Documents Reviewed

         In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

                  1. the Registration Statement and

                  2. the Merger Agreement.



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Felcor Lodging Trust Incorporated
July 20, 2001
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         B.       Assumptions

         In connection with the opinion rendered below, we have assumed:

                  1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents.

                  2. that the Merger and the other transactions specified in the Registration Statement to be effected on or prior to the Closing Date will be consummated as contemplated in the Registration Statement and without waiver of any material provision thereof.

         C.       Opinion

         Based solely upon the documents and assumptions set forth above, it is our opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "United States Federal Income Tax Considerations - U.S. Federal Income Tax Consequences of the Merger" are correct in all material respects and that the discussion thereunder represents an accurate summary of the United States federal income tax consequences of the Merger that are material to the United States stockholders of FelCor and MeriStar.

         D.       Limitations

                  1. Except as otherwise indicated, the opinion contained in this letter is based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative

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Felcor Lodging Trust Incorporated
July 20, 2001
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changes will not occur in the future.

                  2. The opinion expressed herein represents counsel's best legal judgment and is not binding upon the Internal Revenue Service or the courts. Any material inaccuracy or incompleteness in the documents, set forth above or the facts or assumptions contained therein could adversely affect the opinion stated herein.

                  3. We are expressing an opinion only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

                  4. We are furnishing this opinion in our capacity as tax counsel to FelCor. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Legal Matters" and "United States Federal Income Tax Considerations - U.S. Federal Income Tax Consequences of the Merger." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


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Felcor Lodging Trust Incorporated
July 20, 2001
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                                     Very truly yours,

                                     JENKENS & GILCHRIST,
                                     a Professional Corporation



                                     By: /s/ WILLIAM P. BOWERS
                                         --------------------------------------
                                         William P. Bowers, Authorized Signatory